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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Sterling Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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111 North Wall Street
Spokane, Washington 99201

April 1, 2004

Dear Fellow Shareholder:

        It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Sterling Financial Corporation. The Annual Meeting will be held on Tuesday, April 27, 2004, at 10:00 a.m., local time, at the Spokane Agricultural Trade Center.

        As set forth in the attached Notice of Annual Meeting and Proxy Statement, you will have an opportunity to vote on the election of Directors and any other matter properly brought before the meeting. We will also report on Sterling's operations and respond to questions of general interest to Shareholders.

        It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

        Your continued support is sincerely appreciated.

Sincerely,
/s/ HAROLD B. GILKEY
Harold B. Gilkey Chairman of the Board and Chief Executive Officer

STERLING FINANCIAL CORPORATION
111 North Wall Street
Spokane, Washington 99201

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Sterling Financial Corporation ("Sterling") will be held in the Conference Theater of the Agricultural Trade Center (located in the Spokane Convention Center), 334 West Spokane Falls Boulevard, Spokane, Washington, on Tuesday, April 27, 2004, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect three Directors of Sterling for terms ending in the year 2007, one Director of Sterling for a term ending in the year 2006 and one Director of Sterling for a term ending in the year 2005; and

  2.
  To transact such other business as may properly come before the Annual Meeting.

        These matters are more fully described in the attached Proxy Statement. Only Shareholders of record at the close of business on March 8, 2004, the record date, will be entitled to vote at the Annual Meeting.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,
/s/ NED M. BARNES
NED M. BARNES Secretary

Spokane, Washington
April 1, 2004

EXHIBITS

EXHIBIT "A"—Audit Committee Charter

STERLING FINANCIAL CORPORATION
111 North Wall Street
Spokane, Washington 99201

PROXY STATEMENT

Annual Meeting of Shareholders

To be Held April 27, 2004

Date, time, place and purpose of Sterling's Annual Meeting

        The 2004 annual meeting of Sterling's Shareholders, including any postponements or adjournments thereof (the "Annual Meeting"), will be held at 10:00 a.m., local time, on Tuesday, April 27, 2004 at 10:00 a.m. in the Conference Theater of the Agricultural Trade Center (located in the Spokane Convention Center), 334 West Spokane Falls Boulevard, Spokane, Washington. At the meeting, Sterling's Shareholders as of the record date will be asked to elect the nominees for the Board of Directors. This Proxy Statement is first being sent to holders of Sterling common stock on or about April 1, 2004 and is accompanied by a proxy that is being solicited by the Sterling Board of Directors for use at the Annual Meeting.

Record date; outstanding shares; shares entitled to vote

        Only holders of record of Sterling common stock at the close of business on the record date, March 8, 2004, are entitled to notice of and to vote at the Annual Meeting. Each holder of Sterling common stock is entitled to one vote for each share of Sterling common stock owned as of the record date. As of the record date, there were 20,435,763 shares of Sterling common stock outstanding.

Quorum; vote required

        Under Washington law, any Shareholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Annual Meeting will consist of a majority of the outstanding shares of common stock entitled to vote, present in person or by proxy at the Annual Meeting. Shareholders of record, including brokers holding customers' shares of record, who are present at the Annual Meeting in person or by proxy and who abstain from voting, are considered present and entitled to vote and will count toward the quorum.

        If a quorum exists at the Annual Meeting, those nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast for Directors will be elected as Directors. If a quorum exists, all other matters that properly come before the Annual Meeting will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it. Abstentions and broker non-votes will have no impact on the election of Directors or other proposals. Proxies and ballots will be received and tabulated by Mellon Investor Services LLC, Sterling's transfer agent and the inspector of elections for the Annual Meeting.

Voting of proxies

        The Board of Directors requests that you complete, date and sign the proxy card accompanying this Proxy Statement and promptly return the card in the enclosed postage-paid envelope. Unless contrary instructions are specified, all properly signed proxies received by Sterling and not revoked before the vote at the Annual Meeting will be voted: 1) FOR the election of the five Directors nominated by the Board of Directors; and 2) in accordance with the best judgment of the proxy agents on any other matters properly brought before the Annual Meeting. If the Annual Meeting is postponed or adjourned, your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

        If you own your shares in "street name," that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Otherwise, your shares may not be voted and will be recorded as broker non-votes. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee and you bring the proxy to the Annual Meeting.

        If you are a participant in Sterling's 401(k) Employment Savings and Incentive Plan and Trust, your completed proxy will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least five days prior to the Annual Meeting in order to count. In accordance with the terms of the plan, if you fail to instruct the plan trustee how to vote your plan shares, the trustee will vote your plan shares in accordance with the recommendations of the 401(k) Advisory Committee.

How to revoke your proxy

        You may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the Annual Meeting:

  •
  delivering to Sterling a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy;

  •
  signing and delivering to Sterling a proxy card relating to the same shares and bearing a later date; or

  •
  attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

        Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

Voting electronically via Internet or telephone

        A large number of banks and brokerage firms provide Shareholders whose shares are registered in the name of such firms the opportunity to vote via the Internet or by telephone. The voting form sent to a beneficial owner will provide instructions if such options are available.

Expenses of proxy solicitation

        The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by Sterling. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of Sterling, without additional remuneration, in person or by telephone or facsimile transmission. Sterling will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such entities for the cost of forwarding the proxy materials in accordance with customary practice.

Recommendation of the Board of Directors

        The Board of Directors of Sterling believes the proposal described herein is in the best interests of Sterling and its Shareholders and, accordingly, recommends that the Shareholders vote "FOR" the proposal listed in the Notice.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board of Directors currently consists of nine Directors who are divided as closely as possible into three classes. The members of each class serve three-year terms, and one class is elected annually. The Board of Directors has nominated current Directors Ned M. Barnes, James P. Fugate and Robert D. Larrabee for election as Directors to serve terms of three years ending at the annual meeting of Shareholders of Sterling in the year 2007, or when their respective successors have been duly elected and qualified. In addition, the Board of Directors has nominated current Directors Donald N. Bauhofer and William "Ike" L. Eisenhart to serve terms ending at the annual meetings of the Shareholders in the years 2005 and 2006, respectively, or when their respective successors have been duly elected and qualified.

        Directors Bauhofer and Eisenhart were appointed in January 2004 to fill vacancies created by the resignations of Directors Robert E. Meyers and David O. Wallace and, pursuant to Washington law, their terms expire at the Annual Meeting. Mr. Bauhofer was selected to serve as a member of Sterling's Board of Directors pursuant to Sterling's merger agreement with Klamath First Bancorp, Inc. ("Klamath") whereby Sterling agreed to appoint one of Klamath's Directors to serve on Sterling's Board of Directors. He was recommended to the Board by the Personnel Committee and Mr. Eisenhart was recommended by the Chief Executive Officer.

        Each nominee for election as a Director at the Annual Meeting has consented to serve if elected. Sterling has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unable to serve as a Director for any reason, the Board of Directors shall designate a substitute nominee. Unless instructions to the contrary are specified on the proxy card, proxies will be voted in favor of the persons who have been nominated by the Board of Directors.

The Board of Directors recommends that Shareholders
vote "FOR" the nominees.

BOARD OF DIRECTORS OF STERLING FINANCIAL CORPORATION

HAROLD B. GILKEY

        Mr. Gilkey, 64, has served as Chairman of the Board and Chief Executive Officer of Sterling Financial Corporation since its inception, and served as Chairman of the Board and Chief Executive Officer of Sterling Savings Bank ("Sterling Savings") from 1981 until October 2003. Mr. Gilkey co-founded Sterling Savings in 1981. Additionally, he is Chairman of the Board of INTERVEST-Mortgage Investment Company ("INTERVEST"), Action Mortgage Company ("Action Mortgage") and Harbor Financial Services, Inc. ("Harbor Financial"), subsidiaries of Sterling Savings. Mr. Gilkey brought to Sterling Savings over 19 years of commercial and mortgage banking experience. He served as President of Bancshares Mortgage Company of Spokane, Washington, and Senior Vice President of Old National Bank of Spokane, Washington. Prior to this, Mr. Gilkey was employed by Bank of America for 12 years. Mr. Gilkey serves on the Federal Home Loan Bank of Seattle Board of Directors. Mr. Gilkey is a past Director of the Washington Savings League and a member of the Savings Association Insurance Fund Industry Advisory Committee, an advisory committee of the FDIC. Mr. Gilkey received his degree in Business Administration from the University of Montana in 1962 and his Master of Business Administration degree from the University of Southern California in 1970. His term expires in 2005.

WILLIAM W. ZUPPE

        Mr. Zuppe, 62, has served as Director, President and Chief Operating Officer of Sterling since its inception and served as Director, President and Chief Operating Officer of Sterling Savings from 1981 until October 2003 when he was promoted to lead Sterling Savings as Chairman of the Board and

Chief Executive Officer. Mr. Zuppe co-founded Sterling Savings in 1981. Mr. Zuppe is also Vice President and serves as a Director of INTERVEST, Action Mortgage and Harbor Financial. Mr. Zuppe brought to Sterling Savings 18 years of mortgage lending experience as Vice President of Bancshares Mortgage Company and Manager of Loan Administration of Sherwood & Roberts, Inc. of Walla Walla, Washington, a mortgage banking company. Mr. Zuppe currently serves as Chairman of the Board for America's Community Bankers, a national trade association. He is past Chairman of the Washington Savings League Board of Directors and past member of the Federal Reserve Board—Thrift Institutions Advisory Council. His term will expire in 2006.

NED M. BARNES

        Mr. Barnes, 67, has served as Secretary and a Director of Sterling since its inception, and as Secretary of Sterling Savings since 1981 and as a Director since 1983. Mr. Barnes is also Secretary and serves as a Director of INTERVEST, Action Mortgage and Harbor Financial. Mr. Barnes is a Principal in the law firm of Witherspoon, Kelley, Davenport & Toole, P.S. of Spokane, Washington, which he joined in 1965. Mr. Barnes' law practice emphasizes the areas of real estate, banking and corporate law. He is a member of the Board of Directors of the Spokane Community Mental Health Center. He is also Trustee on the City of Spokane Library Board and a Director on the Board of the Downtown Spokane Partnership, a local downtown Spokane advocate. Mr. Barnes graduated from the University of Minnesota in 1958, earning a degree in Business Administration. He received his Juris Doctorate from the University of Washington in 1961. If reelected, his term will expire in 2007.

RODNEY W. BARNETT

        Mr. Barnett, 60, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1981. He is President and General Manager of Carr Sales Company, an electrical supply firm in Spokane, Washington. Mr. Barnett is also a past Director of the National Association of Electrical Distributors and is currently on the Regional Council for that organization. His term will expire in 2006.

DONALD N. BAUHOFER

        Mr. Bauhofer, 52, has served as a Director of Sterling since his appointment in January 2004. He is the Founder and President of the Pennbrook Company, a real estate development firm in Bend, Oregon, established in 1985. In addition, he is Founder and Chief Executive Officer of Pennbrook Homes, Inc., and Praxis Medical Group; co-owner of Arrowood Development, LLC; and co-owner and Director of Pacific Education Corporation. Mr. Bauhofer served on the Board of Directors of Klamath from November 2002 through December 2003. Mr. Bauhofer earned a Masters degree in Business Administration and an undergraduate degree from Stanford University and a Juris Doctor degree from the University of California at Davis. If reelected, his term will expire in 2005.

THOMAS H. BOONE

        Mr. Boone, 63, has served as a Director of Sterling since 2000 and as a Director of Sterling Savings since 1998. Mr. Boone is an attorney, Shareholder and President of the law firm of Boone Karlberg, P.C. of Missoula, Montana. He is a past member and President of the Missoula YMCA Board of Directors and the Western Montana Bar Association, a member of the Board of Community Advisors for Missoula Youth Homes, a Director and President of the Missoula County Scholarship Fund, a Director and President of the Missoula Symphony Association and a member of the Board of Visitors for the University of Montana School of Law. Mr. Boone graduated from Harvard College and received his Juris Doctorate from Harvard Law School. Mr. Boone was a member of the Board of Directors of Big Sky Bancorp, Inc., which merged with Sterling in November 1998. His term expires in 2005.

WILLIAM "IKE" L. EISENHART

        Mr. Eisenhart, 51, has served as a Director of Sterling since his appointment in January 2004. He serves as an independent financial advisor to privately held and publicly traded companies on investment banking matters. Previously, Mr. Eisenhart was a Managing Director at Dain Bosworth, Inc., in Seattle, Washington, a Partner in Corporate Finance for Cable Howse & Ragen in Seattle, Washington, and Vice President of Corporate Finance at Goldman, Sachs & Company in New York City. Currently, he serves as a member of the Finance Committee of the YMCA of Greater Seattle, and as a member of the Board of Directors of Jumbo Foods, Inc., a privately held business serving convenience stores in western states. He has been a board member of Emerald Hills Coffee, Inc., a privately held coffee distributor, since 2002. Mr. Eisenhart earned a Masters degree in Business Administration from the University of Chicago and his undergraduate degree from Harvard College. Mr. Eisenhart is Co-Chair of Harvard College Schools and Scholarship Committee of Western Washington. If reelected, his term will expire in 2006.

JAMES P. FUGATE

        Dr. Fugate, 71, has served as a Director of Sterling since 1989. He is the retired Superintendent of Auburn School District No. 408. Dr. Fugate is a former Director of Central Evergreen Savings & Loan Association. He is on the Board of Governors of the Auburn Regional Medical Center and serves as the Chairman of the Board. He also is a partner in the ownership of the Auburn Racquetball Club and serves as the President of its Board of Directors. If reelected, his term will expire in 2007.

ROBERT D. LARRABEE

        Mr. Larrabee, 68, has served as a Director of Sterling since its inception and as a Director of Sterling Savings since 1983. Mr. Larrabee is the owner of Merchant Funeral Home in Clarkston, Washington. He is also a former Director of Laurentian Capital Corporation, a former Director of Lewis and Clark Savings & Loan Association and a past President of the Board of Regents of the University of Washington. If reelected, his term will expire in 2007.

Compensation and Attendance of Directors

        Directors of Sterling who are not employees of Sterling are paid an annual fee of $10,000 plus a fee, which is currently $2,000, for every meeting attended. Directors of Sterling Savings who are not employees are paid an annual fee of $10,000 plus a fee, which is currently $2,000, for every meeting attended. Individuals who serve on both Boards receive a fee of $2,000 for attending Sterling Savings meetings but do not receive an additional fee for attending Sterling meetings. Directors serving on committees of the respective Boards also receive a fee of $500 for every committee meeting attended and those who serve as chair of a committee receive a fee of $1,000 for every committee meeting attended. Additionally, Directors who also serve as Directors of the subsidiaries of Sterling Savings receive a fee of $250 for each meeting attended. Directors receive reimbursement for travel and other expenses incurred in connection with Board business.

        Non-Employee Directors of Sterling also receive annual grants of non-qualified stock options. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and generally expire ten years from the date of grant. In the event that a Non-Employee Director is removed from office for cause, all options granted to such Non-Employee Director pursuant to the automatic grants of non-qualified stock options described above will expire immediately upon such removal.

        The Board of Directors of Sterling held 12 meetings during 2003. Each Director attended at least 75% of such meetings and those of the Board committees on which the Director served during the year. It is Sterling's policy that members of the Board of Directors should attend all annual meetings of

Shareholders except for absences due to causes beyond the reasonable control of the Directors. At the 2003 annual meeting of Shareholders of Sterling Financial Corporation, all of the Directors were in attendance.

Committees of the Board of Directors

        The Board of Directors of Sterling has established Audit, Personnel and Nominating Committees.

        The primary responsibilities of the Audit Committee are to oversee the integrity of Sterling's financial reporting process, including its financial statements and systems of internal controls as well as its compliance with legal and regulatory requirements. The Audit Committee reviews the independent accountants' qualifications, independence and performance and oversees and monitors the performance of Sterling's internal audit function. The Audit Committee is responsible for the retention, supervision and termination of the independent accountants and for resolving disagreements between management and the independent accountants. The independent accountants report directly to the Audit Committee. The Audit Committee is also responsible for reviewing the adequacy of the authority, responsibilities and functions of Sterling's internal audit department. The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing Sterling's financial statements and for Sterling's financial reporting process. Sterling's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with the independent accountants and the experience of the Audit Committee's members in business, financial and accounting matters.

        The Committee held two meetings during 2003 and currently consists of Directors Barnett (Chairman), Boone and Eisenhart, each of whom is "independent" and financially literate as required by the rules of the National Association of Securities Dealers ("NASD") and the Securities and Exchange Commission (the "SEC"). No member of the Audit Committee has participated in the preparation of the financial statements of Sterling or its subsidiaries at any time during the past three years. The Board has determined that Director Barnett is an "audit committee financial expert" as defined by the SEC. The Audit Committee operates under a written charter reviewed and approved annually by Sterling's Board of Directors. See "Exhibit A—Audit Committee Charter."

        The Personnel Committee reviews and makes recommendations to the Board of Directors with respect to personnel policies that include, but are not limited to, officer and employee salaries and benefits. The Committee held three meetings during 2003 and currently consists of Directors Larrabee (Chairman), Fugate and Bauhofer, each of whom is "independent" as that term is defined by the rules of the NASD and the SEC.

        The Nominating Committee recommends to the Board of Directors a slate of nominees for election by the Shareholders at each annual meeting of Sterling. At the request of the Board, the Committee recommends for approval by the Board, nominees to fill vacancies or new positions on the Board as they may occur or be created from time to time, all in accordance with Sterling's Bylaws. The Committee identifies potential nominees from various sources, including recommendations from Directors and officers of Sterling. The Committee will consider nominees recommended by Shareholders upon submission in writing to the Chairman of the Board of Directors the names of such nominees, together with their qualifications for service as Directors of Sterling. Individuals recommended by Shareholders are evaluated in the same manner as other potential nominees. The Committee reviews and discusses recommendations received for Director candidates and evaluates the qualifications of such candidates before selecting a slate of nominees to be recommended to the Board. Qualifications which the Committee will consider in evaluating Director candidates include contacts within Sterling's market area, skills, experience, time availability and such other criteria as the Committee shall determine to be relevant. The Committee was formed in 2004 and therefore held no meetings in 2003. It currently consists of Directors Fugate (Chairman), Larrabee and Bauhofer, each of whom is "independent" as that term is defined by the rules of the NASD and the SEC. The Nominating Committee operates under a written charter approved by Sterling's Board of Directors. Sterling's Nominating Committee Charter is publicly available on Sterling's website at http://www.sterlingsavingsbank.com.

Affirmative Determinations Regarding Director Independence and Other Matters

        The Board of Directors has determined that each of the following Directors is an "independent director" as such term is defined by the rules of the NASD and the SEC:

Rodney W. Barnett
Donald N. Bauhofer
Thomas H. Boone
William "Ike" L. Eisenhart
James P. Fugate
Robert D. Larrabee

The Board of Directors has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by the rules of the NASD and the SEC.

        The Board of Directors has adopted a Code of Ethics that applies to all Sterling employees and Directors, including Sterling's senior financial officers. The Code of Ethics is publicly available on Sterling's website at http://www.sterlingsavingsbank.com.

Communication with the Board of Directors

        Shareholders may send communications to the Board of Directors of Sterling by addressing such correspondence to:

Harold B. Gilkey
Chairman of the Board
Sterling Financial Corporation
111 North Wall Street
Spokane, WA 99201

As Chairman of the Board, Mr. Gilkey monitors Shareholder communications, forwards correspondence to the appropriate committee(s) or Director(s) and facilitates an appropriate response.

EXECUTIVE OFFICERS

        In addition to Messrs. Gilkey, Zuppe and Barnes, the Executive Officers of Sterling and its subsidiaries are Heidi B. Stanley, David P. Bobbitt, Daniel G. Byrne, Stephen L. Page, John M. Harlow, James L. Kirschbaum and Jeffery D. Schlenker. Each Executive Officer has held his or her present position for the past five years except as otherwise stated.

HEIDI B. STANLEY

        Ms. Stanley, 47, has served as Vice Chair and Chief Operating Officer of Sterling Savings since October 2003. She joined Sterling in 1985. Prior to joining Sterling, Ms. Stanley was employed by IBM in San Francisco, California, and Tucson, Arizona. She is immediate past Chairman of the Board of the Association of Washington Business (AWB), and Secretary/Treasurer of the Board of Spokane Focus 21. She also serves on the Executive Committee of the WSU Foundation, is Chairman of the Foundation Planning Committee, and is a member of the Spokane Higher Education Leadership

Group. Ms. Stanley graduated from Washington State University in 1979 with a degree in Business Administration.

DAVID P. BOBBITT

        Mr. Bobbitt, 56, has served as President and Chief Production Officer of Sterling Savings since October 2003. He joined Sterling Savings in 1996. Before joining Sterling Savings, Mr. Bobbitt was employed by West One Bank for 26 years. He serves as a Director of the Pacific Coast Banking School. He is an Advisory Director of the College of Business and Economics at the University of Idaho. He is a member of the Idaho Bankers Association Executive Council. He also serves as the Chairman of the North Idaho Fair Board. Mr. Bobbitt is a graduate of North Idaho College, the Pacific Coast Banking School and Harvard University's Advanced Management Program.

DANIEL G. BYRNE

        Mr. Byrne, 49, serves as Executive Vice President-Finance, Chief Financial Officer and Assistant Secretary of Sterling. He has served in these capacities with Sterling Financial Corporation and Sterling Savings, both of which he joined in 1983. Mr. Byrne is also the Assistant Secretary and Treasurer of INTERVEST and Action Mortgage, and the Secretary and Treasurer of Harbor Financial. Before joining Sterling, Mr. Byrne was employed by the accounting firm of Coopers & Lybrand in Spokane, Washington. He is a past Lieutenant Governor of Kiwanis International. Mr. Byrne serves on the Board of Trustees as a member of the Executive Committee and as Chairman of the Finance Committee for Gonzaga Preparatory School. He is a member of the Board of Directors of Spokane Community Mental Health and a member and past Chairman of the Parish Council of St. Thomas More Church. Mr. Byrne is a certified public accountant and graduated from Gonzaga University in 1977 with a degree in Accounting.

STEPHEN L. PAGE

        Mr. Page, 55, serves as Executive Vice President, Portfolio Manager of Sterling Savings. He joined Sterling Savings in 1983. Prior to 1983, Mr. Page was employed by Kiemle & Hagood Company of Spokane, Washington as a Property Management Leasing Officer. He is a Director of the Educational Loan Foundation, and serves as Chairman of the Fair Lending/CRA Committee of the Washington Savings League. Mr. Page graduated from the University of Utah in 1970 and received a Master of Business Administration degree from the University of New Mexico in 1973.

JOHN M. HARLOW

        Mr. Harlow, 61, serves as Vice President of Sterling Savings and President and a Director of INTERVEST. He joined Sterling Savings in 1987. Mr. Harlow was formerly the President of the Mortgage Banking Division of Moore Financial Services of Portland, Oregon; Senior Vice President of Income Property Lending for Bancshares Mortgage Company of Spokane, Washington; and Vice President/Regional Manager for I.D.S. Mortgage Company in Northern California. Mr. Harlow graduated from the University of Illinois in 1965, is a Certified Mortgage Banker and is a past President of the Oregon Mortgage Bankers Association.

JAMES L. KIRSCHBAUM

        Mr. Kirschbaum, 63, serves as Vice President of Sterling Savings and President and Chief Operating Officer of Action Mortgage Company. He joined Sterling Savings in October 2001. Mr. Kirschbaum was formerly Executive Vice President of Source Capital Corporation in Spokane, Washington. He is a member of the Mortgage Bankers Association of America, a past President of the Seattle Mortgage Lenders Association, and a past President for the second time of the Washington State Mortgage Lenders Association. He is also a board member of the Pacific Real Estate Institute and a past President of the United Way of Spokane County. Mr. Kirschbaum is a graduate of the Stanford University Executive Program and the recipient of an Honorary Masters degree from Eastern Washington University's College of Business.

JEFFERY D. SCHLENKER

        Mr. Schlenker, 36, joined Harbor Financial Services in January 2004 as Senior Vice President. He comes to Sterling from Klamath First Financial Services where he served as President for two years. Prior to his employment by Klamath, Mr. Schlenker was a financial advisor for approximately seven years. He has a Bachelor's degree in Business Administration from the University of Phoenix and has his Series 6, 63 and 7 licenses in the securities industry.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of January 31, 2004, information about the only known beneficial owners of more than five percent of Sterling's Common Stock. The following information is based solely on statements filed with the SEC or other information that Sterling believes to be reliable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(3)
Westport Asset Management, Inc.(1) 253 Riverside Avenue Westport, CT 06880	1,148,716	5.66%
Private Capital Management(2) 8889 Pelican Bay Blvd., Ste. 500 Naples, FL 34108	1,014,943	5.00%

(1)
Based on Schedule 13G filed on February 13, 2004 by Westport Asset Management, Inc., which states that it has shared voting power as to 740,248 shares, shared dispositive power as to 758,548 shares and sole voting and dispositive power as to 390,168 shares.

(2)
Based on Schedule 13G filed on February 13, 2004 by Private Capital Management, which states that it has shared voting power as to 1,014,943 shares.

(3)
Based on shares outstanding at January 31, 2004 of 20,294,984.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of January 31, 2004 information concerning the beneficial ownership of Sterling Common Stock by each Director and Executive Officer named in the Summary Compensation Table and by all Directors and Executive Officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ned M. Barnes	46,767(1)	*
Rodney W. Barnett	36,941(2)	*
Donald N. Bauhofer	22,606(3)	*
David P. Bobbitt	63,388(4)	*
Thomas H. Boone	47,984(5)	*
James P. Fugate	16,881(6)	*
Harold B. Gilkey	314,778(7)	1.43%
John M. Harlow	76,523(8)	*
Robert D. Larrabee	27,146(6)	*
Heidi B. Stanley	96,013(9)	*
William W. Zuppe	199,143(10)	0.98%
All Directors and Executive Officers as a Group (16 persons)	1,087,170(11)	4.96%
* Less than 1%

(1)
Includes 1,443 shares as to which Mr. Barnes has shared voting and investment power, 21,557 shares held in a self-directed profit-sharing plan and 11,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004. Excludes 1,948 shares owned by the law firm of which Mr. Barnes is a principal, as to which shares Mr. Barnes disclaims beneficial ownership.

(2)
Includes 8,632 shares owned by a profit-sharing plan, of which Mr. Barnett is the principal administrator and as to which shares he disclaims beneficial ownership, and 11,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004.

(3)
Includes 17,897 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004.

(4)
Includes 61,200 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004. Excludes 6,452 shares held by Sterling's Deferred Compensation Plan and 1,785 shares (as of December 31, 2003) held by the 401(k) Plan for the benefit of Mr. Bobbitt, as to which shares Mr. Bobbitt disclaims beneficial ownership.

(5)
Includes 13,276 shares owned by a profit-sharing plan, as to which shares Mr. Boone disclaims beneficial ownership, and 12,511 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004.

(6)
Includes 11,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004.

(7)
Includes 152,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004, and 11,130 shares held for Mr. Gilkey's individual account under the 401(k) Plan. Excludes 162,452 shares held by Sterling's Deferred Compensation Plan and 6,436 shares (as of December 31, 2003) held by the 401(k) Plan for the benefit of Mr. Gilkey, as to which shares Mr. Gilkey disclaims beneficial ownership.

(8)
Includes 43,900 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004. Excludes 29,591 shares held by Sterling's Deferred Compensation Plan and 4,111 shares (as of December 31, 2003) held by the 401(k) Plan for the benefit of Mr. Harlow, as to which shares Mr. Harlow disclaims beneficial ownership.

(9)
Includes 70,200 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004, and 4,761 shares held for Ms. Stanley's individual account under the 401(k) Plan. Excludes 29,235 shares held by Sterling's Deferred Compensation Plan and 3,659 shares (as of December 31, 2003) held by the 401(k) Plan for the benefit of Ms. Stanley, as to which shares Ms. Stanley disclaims beneficial ownership.

(10)
Includes 163,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004, and 11,894 shares held for Mr. Zuppe's individual account under the 401(k) Plan. Excludes 111,753 shares held by Sterling's Deferred Compensation Plan and 6,063 shares (as of December 31, 2003) held by the 401(k) Plan for the benefit of Mr. Zuppe, as to which shares Mr. Zuppe disclaims beneficial ownership.

(11)
In addition to the information supplied in footnotes 1-10, includes 83,076 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2004, and 17,827 shares held in individual accounts under the 401(k) Plan. Excludes 35,058 shares held by Sterling's Deferred Compensation Plan and 7,779 shares (as of December 31, 2003) held by the 401(k) Plan for the benefit of members of the group, as to which shares such members disclaim beneficial ownership.

Equity Compensation Plan Information

        The following table provides information about Sterling's Common Stock that may be issued upon the exercise of options, warrants and rights under Sterling's equity compensation plans as of December 31, 2003.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders:
Stock option plans	1,040,309	$16.02	892,500
Equity compensation plans not approved by shareholders:	None	None	None

Total	1,040,309	$16.02	892,500

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        During the fiscal year 2003, Directors Larrabee, Fugate and Meyers served on the Personnel Committee, with Director Larrabee serving as Chairman. Director Bauhofer was appointed to the Personnel Committee in March 2004, following the resignation of Director Meyers from the Board of Directors.

Compensation Philosophy

        Sterling seeks to promote a strong pay-for-performance culture by aligning compensation with Sterling's performance. Sterling's Board of Directors believes that compensation should:

  •
  relate to the value created for Shareholders by being directly tied to the financial performance and condition of Sterling and each Executive Officer's contribution thereto;

  •
  reward individuals who help Sterling achieve its short-term and long-term objectives and thereby contribute significantly to the success of Sterling;

  •
  help to attract and retain the most qualified individuals available by being competitive in terms of compensation paid to persons having similar responsibilities and duties in other companies in the same and closely-related industries; and

  •
  reflect the qualifications, skills, experience and responsibilities of each Executive Officer.

        The Personnel Committee, which is composed of three non-employee Directors, administers the compensation of the Chief Executive Officer (the "CEO") and the other Executive Officers of Sterling and its subsidiaries (the "Executive Officers"), subject to review and appropriate approval of Sterling's Board of Directors.

        In determining executive compensation, Sterling uses peer group comparisons as part of its overall analysis. The Personnel Committee believes that companies operating in the banking and financial services industries are appropriate to include in its compensation analysis. Additionally, the Personnel Committee is advised from time to time by outside compensation consultants on its compensation policies.

        Several factors are used to measure the performance of Sterling and its Executive Officers. In order to measure corporate financial and operating results, the Personnel Committee examines Sterling's return on equity and its earnings per share as compared to the performance of peers. Individual performance measures are designed to be reasonably attainable, under the immediate influence of the executive and related to the success of the individual.

Components of Compensation

        At present, the executive compensation program is comprised of base salary, annual cash incentive compensation, long-term compensation in the form of deferred compensation and stock options and benefits typically offered to executives of similar corporations.

        Base Salary.    In establishing the base salaries of the CEO and the other Executive Officers, the Personnel Committee examines competitive peer group surveys and data in order to determine whether compensation is competitive with that offered by other companies in the banking and financial services industries. The Personnel Committee looks primarily at companies that are similar in terms of their size and the complexity of their operations. The Personnel Committee also takes into account Sterling's financial and operating performance as compared with the industry as a whole and considers the diverse skills required of its executive management to expand its operations while maintaining good performance. In addition, the Personnel Committee considers the particular executive's performance, responsibilities, qualifications and experience in the banking industry.

        Annual Cash Incentive Compensation.    Sterling maintains an Annual Cash Incentive Compensation Program. The annual component of this plan is intended to encourage and reward the achievement of (1) growth in Sterling's reported earnings and (2) targeted returns on equity. These criteria are deemed by the Personnel Committee to be critical in increasing Shareholder value. The plan also is designed to assist in attracting and retaining qualified employees, to further link the financial interests and objectives of employees with those of Sterling and to foster accountability and teamwork throughout Sterling.

        Long-Term Incentive Plans.    The Personnel Committee believes that long-term incentive plans, such as the 2003 Long-Term Incentive Plan, provide a competitive incentive that links the achievement of financial goals and individual performance with greater Shareholder value. The purpose of these plans is to encourage the ownership of Common Stock, attract and retain qualified employees, develop and maintain strong management and employee loyalty and give suitable recognition to individuals' material contributions to Sterling's success.

        Supplemental Executive Retirement Plan.    In January 2002, Sterling adopted a Supplemental Executive Retirement Plan (the "SERP"). The SERP is a non-qualified, unfunded plan that is designed to provide retirement benefits for certain key employees of Sterling. Depending on their classification under the Plan, participants will receive from 40% to 60% of their annual salary amount at January 1, 2002 for 10 to 15 years, beginning at normal retirement age. Retirement benefits vest at the rate of 10% per year of service. Except for participants who have completed 25 years of service, benefits are reduced for early retirement. The present value of the retirement benefits becomes 100% vested if, within three years of a change of control of Sterling, either the Plan or the participant's employment are terminated.

        Deferred Compensation Plan.    Sterling maintains a non-qualified Deferred Compensation Plan. As of December 31, 2003, there were eight participants in the Deferred Compensation Plan. All amounts in a participant's account become 100% vested upon a change of control; when the participant attains normal retirement age; when the employment of the participant terminates due to death or disability; or upon termination of the Plan. Prior to such an event, amounts in a participant's account vest at the rate of 10% per year of service, provided that such vesting shall reach 100% when the participant reaches the age of 60. Payment of an account may be in a lump sum or in installments as determined by the Personnel Committee, and the Committee may accelerate installments. Payment must be commenced within one year of the termination of the participant's employment with Sterling. In February 2002, Sterling Financial discontinued additional contributions to the Deferred Compensation Plan.

Compensation of CEO

        During 2003, the compensation of the CEO was based on the general principles of the executive compensation program and on the CEO's Employment Agreement. In determining the salary and other forms of compensation for the Chairman of the Board and CEO, Mr. Gilkey, the Personnel Committee took into consideration Mr. Gilkey's substantial experience and standing in the industry in general and with Sterling in particular. The Personnel Committee also considered the increased responsibilities for Mr. Gilkey as a result of Sterling's diversification and growth in recent years. The Personnel Committee believes that Mr. Gilkey's compensation as CEO appropriately reflects Sterling's performance during 2003 and his contributions to that performance.

Personnel Committee Interlocks and Insider Participation

        During 2003 there were no "interlocking" or cross-board memberships that are required to be disclosed under the rules of the SEC. For a general description of transactions and relationships Directors and Executive Officers and their associates may have had with Sterling and its affiliates during the year, see "Interest of Directors and Executive Officers in Certain Transactions."

        Submitted by the Personnel Committee of the Board of Directors of Sterling Financial Corporation.

Robert D. Larrabee, Chairman
James P. Fugate
Donald N. Bauhofer

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning compensation received from Sterling by each of the Named Executive Officers for services in all capacities to Sterling and its subsidiaries for the last three years.

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp. ($)(1)	Securities Underlying Options (#)	All Other Comp. ($)
Harold B. Gilkey, Chairman & CEO of Sterling	2003 2002 2001	375,000 324,000 312,000	275,000 125,000 75,000	62,675 58,879 53,354	30,000 30,000 25,000	390,836 374,309 47,773	(2)
William W. Zuppe, Chairman and CEO of Sterling Savings	2003 2002 2001	275,000 244,000 236,000	200,000 100,000 60,000	55,179 54,160 48,620	30,000 30,000 25,000	269,669 199,675 146,591	(3)
Heidi B. Stanley, Vice Chair and COO of Sterling Savings	2003 2002 2001	198,000 160,000 144,000	60,000 30,000 25,000	— — —	25,000 15,000 15,000	43,972 37,168 22,575	(4)
David P. Bobbitt, President and CPO of Sterling Savings	2003 2002 2001	195,000 160,000 144,000	60,000 30,000 25,000	— — —	20,000 15,000 15,000	79,636 68,579 22,858	(5)
John M. Harlow, Vice President of Sterling Savings; President of INTERVEST	2003 2002 2001	206,000 200,000 192,000	40,000 40,000 25,000	— — —	10,000 10,000 10,000	159,913 136,238 62,613	(6)

(1)
Compensation amounts are not required to be provided where the aggregate amounts of perquisites and other personal benefits do not exceed the lesser of either $50,000 or 10% of the total of such officer's annual salary and bonus. Amounts shown for 2003 include Directors' fees of $41,500 each for Messrs. Gilkey and Zuppe; auto allowances of $8,400 each for Messrs. Gilkey and Zuppe; and club dues of $12,775 and $5,280 for Messrs. Gilkey and Zuppe, respectively. In January 2004, Sterling discontinued paying Directors' fees to Employee Directors.

(2)
Includes: a) a $4,200 vested contribution to the 401(k) Plan; b) $252,500 vested in the SERP; c) $7,302 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; d) $41,666 vested in the Deferred Compensation Plan; and e) $85,163 in proceeds from liquidation of a life insurance policy.

(3)
Includes: a) a $4,200 vested contribution to the 401(k) Plan; b) $176,404 vested in the SERP; c) $3,654 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; d) $33,334 vested in the Deferred Compensation Plan; and e) $52,077 in proceeds from liquidation of a life insurance policy.

(4)
Includes: a) a $4,200 vested contribution to the 401(k) Plan; b) $21,183 vested in the SERP; c) $439 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; and d) $18,150 vested in the Deferred Compensation Plan.

(5)
Includes: a) a $4,200 vested contribution to the 401(k) Plan; b) $55,110 vested in the SERP; c) $1,142 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP; and d) $19,184 vested in the Deferred Compensation Plan.

(6)
Includes: a) a $4,200 vested contribution to the 401(k) Plan; b) $152,553 vested in the SERP; and c) $3,160 of income allocated to the individual by virtue of Sterling's payment of tax associated with the amount vested in the SERP.

Option Grants in 2003

        The following table sets forth information with respect to stock options granted to the Chief Executive Officer of Sterling and the next four most highly compensated Executive Officers during 2003. Sterling has no outstanding stock appreciation rights. The amounts shown for each Named Executive Officer as potential realizable values are based entirely on hypothetical annualized rates of stock appreciation of five percent and ten percent compounded over the full ten-year terms of the options. These assumed rates of growth were selected by the SEC for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and Sterling's future performance and prospects. There can be no assurance that the Named Executive Officers will receive the potential realizable values shown in this table.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted in Fiscal Year
			Exercise or Base Price ($/Sh)(1)
				Expiration Date
Name					5% ($)	10% ($)
Harold B. Gilkey	30,000	12.88	33.07	12/16/13	623,926	1,581,152
William W. Zuppe	30,000	12.88	33.07	12/16/13	623,926	1,581,152
Heidi B. Stanley	25,000	10.73	28.59	02/28/10	243,083	551,473
David P. Bobbitt	20,000	8.58	28.59	02/28/10	194,467	441,179
John M. Harlow	10,000	4.29	33.07	02/28/10	112,470	255,155

(1)
The Exercise or Base Price is the fair market value of the Common Stock on the date of grant as listed on the NASDAQ National Market, as adjusted for stock dividends declared and/or paid.

Aggregated Option Exercises in 2003 and Year-End Option Values

        The following table sets forth information on the exercise of stock options during 2003 by each of the Named Executive Officers and the value of unexercised in-the-money options at December 31, 2003.

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Net Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Harold B. Gilkey	42,000	939,040	152,000	30,000	1,674,680	992,100
William W. Zuppe	25,000	501,350	163,000	30,000	1,753,870	992,100
Heidi B. Stanley	6,000	68,580	70,200	30,300	803,994	753,546
David P. Bobbitt	10,000	144,330	61,200	23,500	717,198	597,420
John M. Harlow	12,000	182,160	43,900	21,600	494,023	454,812

(1)
Values are adjusted for stock dividends declared and/or paid.

Employment and Change in Control Agreements

        Sterling has entered into employment agreements (the "Agreements") with Messrs. Gilkey and Zuppe, which provide for annual fixed minimum salaries. The Agreements provide for incentive bonuses, non-qualified deferred compensation, long-term incentive compensation including stock options, certain perquisites, and rights to participate in other benefit programs offered or maintained by Sterling. The Agreements with Messrs. Gilkey and Zuppe expire on June 30, 2004 and August 31, 2006, respectively.

        The Agreements provide for the payment of certain severance benefits to Messrs. Gilkey and Zuppe upon termination of their employment by Sterling without cause or following a constructive discharge, a notice of non-renewal or their permanent disability. Pursuant to these provisions, Mr. Gilkey and Mr. Zuppe would be entitled to receive their base salary in effect at the time of termination until the later to occur of the expiration of their Agreements or the end of a three-year period. In the event Messrs. Gilkey or Zuppe were discharged within eighteen months following a change in control of Sterling, they would be entitled to their base salaries and incentive bonuses, at the highest annual rates during their employment, for a three-year period. In addition, earned but unpaid base salary and incentive bonus amounts and amounts held for Messrs. Gilkey and Zuppe in the Deferred Compensation Plan as of the date of termination would be payable in full. Group hospitalization, health, dental care, life or other insurance, including travel, accident and disability insurance and the perquisites set forth in the Agreements would continue. Stock options granted pursuant to the Agreements would become fully exercisable during the severance period.

        Sterling is the plaintiff in a lawsuit which is pending in the United States Court of Federal Claims (the "Lawsuit"). The Lawsuit is an action for damages arising out of the government's breach of its contracts with Sterling in connection with Sterling's past acquisitions of certain troubled thrift associations. In the event that a settlement or judgment amount is received by Sterling as a result of the Lawsuit, Messrs. Gilkey and Zuppe are entitled by the terms of the Agreements to receive three percent and two percent, respectively, of the gross amount received in recognition of their substantial contribution in bringing about the settlement or judgment. This provision is intended to survive the termination of the Agreements.

        Sterling has entered into separate agreements (the "Executive Agreements") with each of the Named Executive Officers other than Mr. Kirschbaum and Mr. Schlenker. The term of each Executive Agreement continues until either the Board of Directors in its sole discretion or the executive in his or her sole discretion terminates the respective agreement in accordance with its terms.

        Under the Executive Agreements, the Chairman and the President of Sterling determine the annual salary of the executive. Upon termination for any reason or resignation for Good Cause upon or within three years after a Change in Control (as Change in Control and Good Cause are defined in the Executive Agreements), certain executives will be paid three times and certain executives will be paid two times annual compensation, including the greater of salary and target bonus for the calendar year in which the termination occurs (if established before the termination) or salary and actual bonus for the prior calendar year (annualized if the executive was not employed by Sterling for the entire calendar year), but excluding the value of grants of stock options or restricted stock. In addition, all of the executive's outstanding, unvested options will immediately vest and become exercisable and, subject to prior approval of the Board, restrictions on all or certain grants of the executive's restricted stock will immediately lapse.

        Under the terms of the Agreements and the Executive Agreements, if a change-of-control payment constitutes a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the executive is entitled to receive payment of an additional amount (the "Gross-Up Payment") within a specified period of time. Any Gross-Up Payment would be equal to the amount necessary to cause the net amount retained by the executive, after subtracting the parachute excise tax imposed by Section 4999 of the Code (the "Excise Tax") and any federal, state and local income taxes, FICA tax and excise tax on the Gross-Up Payment, to be equal to the net amount the executive would have retained had no Excise Tax been imposed and no Gross-Up Payments been paid.

        Sterling establishes certain compensation arrangements with its executive officers at the time of hire. The arrangements include starting salary, bonus eligibility, initial stock option grants and relocation packages, where appropriate.

SHAREHOLDER RETURN COMPARISON

        The following chart sets forth a five-year comparison of total Shareholder return on the Common Stock of Sterling compared to the NASDAQ Thrift Market Index and the Russell 2000 Index. The chart assumes an investment of $100 on January 1, 1998 and the reinvestment of all dividends. Sterling has never paid a cash dividend on its common stock. The stock price performance shown on the following chart is provided as of year-end and may not be indicative of current stock price levels or future stock price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG STERLING FINANCIAL CORPORATION,
NASDAQ THRIFT MARKET INDEX AND RUSSELL 2000 INDEX

INTEREST OF DIRECTORS, OFFICERS AND OTHERS
IN CERTAIN TRANSACTIONS

        Certain of the Directors and Executive Officers of Sterling and its subsidiaries were customers of and had transactions with Sterling Savings during 2003. In addition, certain Directors and Executive Officers are officers, Directors or Shareholders of corporations or members of partnerships that were customers of or had transactions with Sterling Savings during 2003. All such transactions were in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The law firm of Witherspoon, Kelley, Davenport & Toole, P.S., of which Director Ned M. Barnes is a principal, received approximately $1.6 million during 2003 for legal services rendered to Sterling and its subsidiaries, exclusive of amounts paid by customers.

AUDIT COMMITTEE REPORT

        During the fiscal year 2003, Directors Barnett, Boone, Meyers and Wallace served on the Audit Committee, with Director Barnett serving as Chairman. Director Eisenhart was appointed to the Audit Committee in February 2004, following the resignations of Directors Meyers and Wallace from the Board of Directors. As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing Sterling's accounting and financial reporting processes, including the quarterly review and the annual audit of Sterling's consolidated financial statements by BDO Seidman, LLP ("BDO"), Sterling's independent accountants. BDO currently serves as Sterling's independent accountants and has conducted the audit of Sterling's accounts for 2003. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent accountants. The Audit Committee has appointed BDO to serve as independent accountants to conduct an audit of Sterling's accounts for 2004. BDO has advised Sterling that it will have in attendance at the Annual Meeting one or more representatives who will be available to respond to appropriate questions presented to the Secretary of Sterling in advance of the Annual Meeting. As part of fulfilling its responsibilities, the Audit Committee has reviewed and discussed Sterling's audited financial statements with management. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants that firm's independence.

        Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2003 be included in Sterling's 2003 Annual Report on Form 10-K filed with the SEC.

        Submitted by the Audit Committee of the Board of Directors of Sterling Financial Corporation.

Rodney W. Barnett, Chairman
Thomas H. Boone
William "Ike" L. Eisenhart

INDEPENDENT ACCOUNTANT'S FEES

Audit Fees: The aggregate fees and expenses billed by BDO for professional services rendered for the audit of Sterling's annual financial statements, the reviews of the financial statements included in Sterling's periodic reports filed with the SEC on Forms 10-Q, fees for SEC registration statement services and the audits of the financial statements of Sterling's subsidiaries were $276,705 and $317,384 for the years ended December 31, 2002 and 2003, respectively.

Audit Related Fees: The aggregate fees billed by BDO for audit related services rendered during 2002 and 2003 were $14,000 and $24,000, respectively. Types of services in this category were primarily audits of the employee benefit plan and consultation on accounting standards.

Tax Fees: The aggregate fees billed by BDO for tax services rendered during 2002 and 2003 were $99,595 and $89,220, respectively. Types of tax services provided by BDO primarily consisted of advice related to the preparation of Sterling's corporate tax returns and tax consulting projects.

All Other Fees: There were no other services provided by BDO during 2002 and 2003.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

        It is the responsibility of Sterling's Audit Committee to pre-approve all audit and non-audit services provided by BDO. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by BDO with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require specific review and approval prior to the engagement by the Audit Committee, or a designated member. Specific pre-approval of such permissible services with estimated fees of $2,500 or less may be waived via the de minimis exception rule. Procedures are in place to ensure the Audit Committee Chairman is notified in the event the de minimis rule is used. All services rendered by and fees paid to BDO are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services are compatible with maintaining the independent accountant's independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identifies the three basic principles of independence with respect to services provided by the independent accountants as well as the non-audit services the independent accountants are prohibited from providing.

SHAREHOLDER PROPOSALS

        It is presently anticipated that the 2005 annual meeting of Shareholders of Sterling will be held on Tuesday, April 26, 2005. In order for any Shareholder proposal to be considered for inclusion in the proxy materials of Sterling for the annual meeting on April 26, 2005, such proposal must be submitted, in accordance with the rules and regulations of the SEC, in writing to the Secretary of Sterling at Sterling's corporate offices by November 12, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, Sterling's Directors, Executive Officers and beneficial owners of more than 10% of any registered class of Sterling equity securities are required to file reports of their ownership of Sterling's securities and any changes in that ownership with the SEC. Based solely on its review of copies of these reports and on written representations from such reporting persons, Sterling believes that during 2003 such filing requirements were complied with, except that, due to technical difficulties with the SEC electronic filing system, the following officers and directors each had one filing on Form 4 that was not received by the SEC until the day following the filing deadline: William R. Basom; Daniel G. Byrne; Harold B. Gilkey; John M. Harlow; James L. Kirschbaum; Stephen L. Page; William W. Zuppe; Ned M. Barnes; Rodney W. Barnett; Thomas H. Boone; James P. Fugate; Robert D. Larrabee; Robert E. Meyers; and David O. Wallace.

OTHER MATTERS

        Sterling knows of no other business that will be presented for consideration at the Annual Meeting other than those items set forth herein. The enclosed proxy card, however, confers discretionary authority to the proxy agents to vote with respect to matters that may be presented at the Annual

Meeting, including the election of any person as a Director in the event a nominee of the Board of Directors of Sterling is unable to serve. If any such matters come before the Annual Meeting, the proxy agents will vote according to their own best judgment.

ANNUAL REPORT

        A copy of Sterling's 2003 Annual Report on Form 10-K, including financial statements, is being mailed to Shareholders with this Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to Shareholder Relations, Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201-0611. This Proxy Statement and the Company's 2003 Annual Report on Form 10-K are also available from the SEC over the Internet at its website, http://www.sec.gov.

By Order of the Board of Directors,
/s/ NED M. BARNES NED M. BARNES Secretary

Spokane, Washington
April 1, 2004

EXHIBIT A

STERLING FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

I.     ORGANIZATION

        The Board of Directors (the "Board") of Sterling Financial Corporation ("Sterling") has adopted this Audit Committee Charter (the "Charter") establishing the authority and responsibility of the Audit Committee of Sterling's Board (the "Committee"). The Committee shall be comprised solely of independent directors of Sterling, selected and approved by the Board to serve on the Committee. The Committee shall maintain free and open communication with the Board, the external auditors, the internal auditors and the financial management of Sterling. The Charter shall be reviewed annually by the Board.

II.    PURPOSE

        The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities for: (1) the integrity of Sterling's financial statements; (2) Sterling's compliance with applicable laws and regulations; (3) the independent auditor's performance, qualifications and independence; and (4) the performance of Sterling's internal audit function.

III.  COMPOSITION, INDEPENDENCE AND QUALIFICATIONS

        The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be an independent director. Each member of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in sufficient financial sophistication for the individual to be designated by the Board as an "audit committee financial expert" as that term is defined by applicable regulations of the Securities and Exchange Commission (the "SEC").

        An independent director shall be defined as a person other than an officer or employee of Sterling or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

  •
  A director who is employed by Sterling or any of its affiliates for the current year or any of the past three years;

  •
  A director who accepts any compensation from Sterling or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by Sterling or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;

  •
  A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which Sterling made, or from which Sterling received, payments (other than those arising solely from investments in Sterling's securities) that exceed

    5% of Sterling's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

  •
  A director who is employed as an executive of another entity where any of Sterling's executives serve on that entity's compensation committee.

        The Committee members shall promptly inform the Board of any fact or circumstance that may impair their independence. The independence criteria shall be reviewed annually by the Board.

IV.    RESPONSIBILITY

A.    Oversight of the Independent Audit Process

        The Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Sterling. Each such registered public accounting firm must report directly to the Committee. The Committee shall:

  •
  Review and approve the proposed audit plan of the independent auditors for the annual audit of Sterling's financial statements, including scope, fees and qualifications;

  •
  Review the performance of the independent auditors annually, and exercise final approval on the appointment or discharge of the auditors;

  •
  Review and discuss with the independent auditors annually the auditor's written disclosure of any relationships with Sterling and its subsidiaries which could affect the auditor's independence as required by Standard No. 1 of the Independence Standards Board, as may be modified or supplemented, to ensure the independence of the auditors;

  •
  Review and discuss with management and the independent auditors, prior to filing with the SEC, the annual and quarterly reports on Forms 10-K and 10-Q. Review and discuss with management the type of information to be contained in the earnings press releases;

  •
  Recommend to the Board, prior to filing of Sterling's annual report on Form 10-K with the SEC, whether the audited financial statements should be included in the Form 10-K;

  •
  Review and discuss with management and the independent auditors the audited financial statements, the required communication to the Committee, the assessment of internal controls and the recommendations to management as presented by the independent auditors;

  •
  Review and approve, as appropriate, all permissible non-audit services and all audit, review and attest engagements to be performed by the independent auditors as required by applicable law. Prior approval may be accomplished by pre-established policy for routine services. Other services will require specific pre-approval. All services shall be reported at the next scheduled Committee meeting; and

  •
  Discuss with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, and review with the independent auditors any problems or difficulties relating to the audit and management's response to such matters.

B.    Oversight of the Effectiveness of Management's System of Internal Controls and the Internal Audit Function

        The Committee shall meet not less than two times a year and review the effectiveness of management's system of internal controls. The Internal Audit Manager shall report directly to the Committee and provide the Committee with assessments of Sterling's adherence to various policies and procedures and regulatory requirements. The Committee Chairman shall report to the Board in summary the content of any Committee meeting with the Internal Audit Manager.

        The Committee shall monitor risk to Sterling through review and approval of the Annual Risk Assessment of Auditable Areas as submitted by the Internal Audit Manager. Audits are to be scheduled according to the risk assessment with results and management's responses being reported to the Committee.

C.    Receipt, Retention and Treatment of Complaints

        The Committee shall establish procedures for the receipt, retention and treatment of complaints received by Sterling regarding accounting, internal accounting controls or auditing matters and for confidential, anonymous submission by Sterling employees of concerns regarding questionable accounting or auditing matters.

D.    Related Party Transactions

        The Committee shall conduct an appropriate review of all related party transactions, for potential conflict of interest situations on an ongoing basis. Related party transactions shall refer to transactions required to be disclosed pursuant to applicable SEC regulations and NASDAQ listing standards. Related party transactions shall not be permitted unless approved by the Committee or another independent body of the Board.

E.    Engagement of Advisors

        The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

F.    Funding

        Sterling shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of:

  •
  Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Sterling;

  •
  Compensation to any independent counsel and other advisors employed by the Committee as it determines necessary to carry out its duties; and

  •
  Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.     RECORDKEEPING REQUIREMENTS

        Minutes of the Committee meetings will be retained in the Corporate Office of Sterling. Materials presented to the Committee will be retained in the Internal Audit Department.

PROXY FOR THE APRIL 27, 2004 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Harold B. Gilkey and William W. Zuppe, and each of them, proxy agents of the undersigned, with full power of substitution, to represent and vote as directed herein all shares of Sterling Financial Corporation common stock held of record by the undersigned on March 8, 2004 at the annual meeting of Sterling shareholders to be held in the Conference Theatre of the Agricultural Trade Center (located in the Spokane Convention Center), 334 West Spokane Falls Boulevard, Spokane, Washington, on Tuesday, April 27, 2004, at 10:00 a.m. local time, and any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

(IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\  Fold and detach here.  /*\

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
			FOR	WITHHELD FOR ALL
(1)	TO ELECT THREE DIRECTORS FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2007 AND TO ELECT DONALD N. BAUHOFER AND WILLIAM "IKE" L. EISENHART FOR TERMS EXPIRING AT THE ANNUAL MEETINGS IN 2005 AND 2006, RESPECTIVELY. IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE OR UNWILLING TO SERVE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF A PERSON DESIGNATED BY THE BOARD OF DIRECTORS.		☐	☐
Nominees:
	01 Ned M. Barnes 02 James P. Fugate 03 Robert D. Larrabee	04 Donald N. Bauhofer 05 William "Ike" L. Eisenhart
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1 AND AT THE DISCRETION OF THE PROXY AGENTS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.
PLEASE SIGN, DATE AND RETURN PROMPTLY.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy agents as to any other matters that may properly come before the Annual Meeting of Shareholders.

Signature(s)	Dated	2004
Please sign as name(s) appears on this proxy and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
/*\ FOLD AND DETACH HERE /*\

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Access your STERLING FINANCIAL CORPORATION shareholder account online via Investor ServiceDirect® (ISD).

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
SHAREHOLDER RETURN COMPARISON
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG STERLING FINANCIAL CORPORATION, NASDAQ THRIFT MARKET INDEX AND RUSSELL 2000 INDEX
INTEREST OF DIRECTORS, OFFICERS AND OTHERS IN CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANT'S FEES
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
SHAREHOLDER PROPOSALS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ANNUAL REPORT
EXHIBIT A STERLING FINANCIAL CORPORATION AUDIT COMMITTEE CHARTER